UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Monday, October 28, 2019

Generex biotechnology corpORATION

(Exact of registrant as specified in its charter)

DELAWARE	000-29169	98-0178636
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

10102 USA Today Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

(416) 364-2551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 8 – Other Events

Generex and its subsidiaries, NuGenerex Distribution Solutions, LLC and NuGenerex Distributions Solutions 2, LLC (jointly “NDS”) filed an arbitration action against Veneto Holdings, LLC and certain affiliated entities holding shares of our common stock issued in connection with our acquisition of Veneto’s assets, alleging, among other things, that Veneto never transferred the ownership rights in at least one pharmacy to NDS.  This pharmacy was a necessary element in the operation of other assets transferred by Veneto. The ownership rights in this pharmacy was a substantial portion of the consideration for shares issued to Veneto and its affiliates, and, as a result, Generex contends the shares issued to Veneto and its affiliates were never fully paid for. The arbitration is pending before the American Arbitration Association in Delaware.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2019

Generex Biotechnology Corp.

/s/ Joe Moscato

By: Joe Moscato, CEO, President